Section # 1.0 Subject # 70.00 KEWAUNEE SCIENTIFIC CORPORATION Corporate Procedures Manual SUBJECT: FEDERAL SECURITIES LAWS REGARDING MATERIAL INSIDE INFORMATION Page 1 of 4 Date Issued: 1/1/90 Date Revised: May 1, 2016 May 9, 2018 May 6, 2019 March 8, 2023 May 22, 2023 December 11, 2023 January 14, 2025 Date Effective: January 20, 2025 Revised By: . Approved By: . ____________________________________________ VP-Finance/CFO Corporate Secretary/Treasurer _____________________________________ President/CEO APPLICABILITY This policy applies to directors, executive officers, and senior management of Kewaunee Scientific Corporation (“Kewaunee”) and its subsidiaries, as well as any other employees who are privy to material inside information at any time. In addition to the trading restrictions discussed in this policy, more stringent trading restrictions apply to directors, executive officers, and senior management of Kewaunee as discussed in Kewaunee Policy No. 1.0 – 75.0, and all transactions involving Kewaunee stock, including the establishment, amendment, suspension, or termination of a Rule 10b5-1 Trading Plan, or the exercise of options by these individuals must be cleared in advance through Kewaunee’s Chief Financial Officer1 (the “CFO”). GENERAL The purpose of this policy is to summarize the requirements of certain Federal Securities Laws regarding purchases and sales of Kewaunee’s securities while in possession of material inside (company-derived, non-public) information. This is not a comprehensive treatment of the subject, but is designed to alert individuals to the special responsibilities that arise from their positions. If more detailed information is desired, it should be obtained from CFO. 1 Any such transactions by the CFO must be cleared in advance through Kewaunee’s Chief Executive Officer.

Section # 1.0 Subject # 70.00 KEWAUNEE SCIENTIFIC CORPORATION Corporate Procedures Manual SUBJECT: FEDERAL SECURITIES LAWS REGARDING MATERIAL INSIDE INFORMATION Page 2 of 4 Date Issued: 1/1/90 Date Revised: May 1, 2016 May 9, 2018 May 6, 2019 March 8, 2023 May 22, 2023 December 11, 2023 January 14, 2025 Date Effective: January 20, 2025 For the protection of both Kewaunee and its employees, each director, executive officer, senior manager, and key employee designated by the CFO (each an “Insider”) will receive a copy of this policy annually within 45 days of Kewaunee’s fiscal year end on April 30. Insiders will be asked to sign the acknowledgement which has been attached as Exhibit A hereto. Each executed acknowledgement will be retained by Kewaunee. This policy imposes a continuing obligation on those to whom it applies. Failure of employee Insiders to comply with this policy or any misrepresentation of any compliance with this policy may constitute grounds for termination of employment. The Board of Directors may consider action against a director who fails to comply with this policy or misrepresents any compliance with this policy. GENERAL DISCUSSION Rule 10b-5 under the Securities Exchange Act of 1934 makes it unlawful for anyone (including directors, officers, employees and their “tippees”) to trade or recommend trading in securities of their company on the basis of material inside information concerning Kewaunee. The underlying philosophy of the insider trading laws (and disclosure laws in general) is that all investors should have an equal opportunity to make informed investment decisions regarding the securities of corporations. Accordingly, no person, including any Insider, should trade or recommend trading in Kewaunee securities at a time when he or she is in possession of material inside information. Here are certain important considerations to bear in mind regarding insider trading: 1. It is difficult to determine what information is “material” and “inside” at any given time. Information is deemed to be “material” if the information would be considered important by a reasonable investor in deciding whether to buy or sell the securities in question. Information is deemed to be “inside” if the information is not generally available to the investing public. To be on the safe side, one should assume that information is material if it concerns earnings estimates, proposed increases or decreases in dividends, new product

Section # 1.0 Subject # 70.00 KEWAUNEE SCIENTIFIC CORPORATION Corporate Procedures Manual SUBJECT: FEDERAL SECURITIES LAWS REGARDING MATERIAL INSIDE INFORMATION Page 3 of 4 Date Issued: 1/1/90 Date Revised: May 1, 2016 May 9, 2018 May 6, 2019 March 8, 2023 May 22, 2023 December 11, 2023 January 14, 2025 Date Effective: January 20, 2025 developments, significant expansion or curtailment of operations, significant merger, acquisition or divestiture proposals or agreements, extraordinary borrowings, liquidity or litigation problems, important management changes or the like. Other categories of information also may be deemed to be material depending on the circumstances existing at a given time. Also, before trading, it is best to trade no sooner than the third business day after the news has formally been released to the public. (Note: directors, executive officers and designated key employees of Kewaunee, see “Trading Restrictions.”) 2. The insider trading rules apply to purchases as well as sales of company securities. “Trading” in company securities includes the purchase and sale of puts, calls and options. 3. Kewaunee generally is required to disclose material information promptly to the investing public. Consequently, Kewaunee endeavors to make prompt, accurate and adequate disclosure of material information. However, during a period when circumstances require that information be held in confidence, persons having the information (including Kewaunee) should not transact in Kewaunee securities for any reason (with the possible exception of exercises of employee stock options without subsequent sales of the underlying shares). 4. A cyber security event is an example of an event that could be considered material and thus be required to be disclosed. Accordingly, Kewaunee’s trading window will close in the event Kewaunee experiences a cyber security event. 5. An insider should not provide “tips” for trading by others. Both the insider and the “tippee” may be in violation of the law in such circumstances. 6. Family members and close associates of an insider might be presumed to have the insider’s knowledge. The insider should therefore discourage these persons from trading at a time when the insider has knowledge of material inside information. It is the responsibility of every Kewaunee manager to take steps to limit access to material inside information to only those employees who “need to know.”

Section # 1.0 Subject # 70.00 KEWAUNEE SCIENTIFIC CORPORATION Corporate Procedures Manual SUBJECT: FEDERAL SECURITIES LAWS REGARDING MATERIAL INSIDE INFORMATION Page 4 of 4 Date Issued: 1/1/90 Date Revised: May 1, 2016 May 9, 2018 May 6, 2019 March 8, 2023 May 22, 2023 December 11, 2023 January 14, 2025 Date Effective: January 20, 2025 TRADING RESTRICTIONS Applicable to Directors, Officers and Designated Key Employees Financial results are very relevant to the evaluation of a company’s securities. For this reason, it is Kewaunee’s policy that Insiders not transact in Kewaunee’s securities except during a twenty- nine day (four-week plus one day) “window” period designated by the CFO which commences no sooner than the third business day after Kewaunee’s annual or quarterly results, as applicable, have been released to the public (each a “Trading Window”). The CFO will send a written notice to Insiders setting forth the dates on which the Trading Window begins and ends. Trades effected in accordance with an approved Rule 10b5-1 trading plan are permitted outside of a Trading Window. If an Insider has any material inside information, which if made public would materially affect an investment decision in Kewaunee’s securities, the Insider must refrain from transacting in Kewaunee securities even during a Trading Window. The Insider must wait until after the public disclosure of the material inside information in question to transact in Kewaunee securities. If there is uncertainty regarding the materiality of information, it is prudent to act cautiously and either clear the matter with the CFO or abstain from transacting. The trading restrictions discussed above do not apply to the exercise of stock options granted under an equity compensation plan implemented by Kewaunee (without subsequent sales of the underlying shares). Any such exercise of stock options should be precleared in accordance with this Policy.